As filed with the Securities and Exchange Commission on April 4, 2013
Registration No. 333-175507

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3826	90-0416683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
__________________________

Ivan Trifunovich, President and Chief Executive Officer
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________

Please send copies of all communications to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC  28202
(704) 331-7440
__________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registration statement on Form S-1 (File No. 333-175507) (the “Registration Statement”) of WaferGen Bio-systems, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 that was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2013 and the Company’s current reports on Form 8-K that have been filed with the SEC since December 31, 2012. The Registration Statement was originally declared effective by the SEC on November 4, 2011, and Post-Effective Amendment No. 1 was declared effective by the SEC on May 11, 2012. No changes have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, such prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 4, 2013

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-175507

WAFERGEN BIO-SYSTEMS, INC.

Prospectus Supplement No. 1
(to Prospectus dated May 11, 2012)

Up to 112,346,479 Shares of Common Stock

Pursuant to the prospectus dated May 11, 2012 (the “Prospectus”), the selling stockholders therein offered up to 112,346,479 shares of common stock, par value $0.001 per share, of WaferGen Bio-systems, Inc. These shares include 29,374,995 shares of common stock issuable upon the conversion of 2,937,499.97 shares of Series A-1 Convertible Preferred Stock, 26,798,236 shares of common stock issuable upon the conversion of Convertible Promissory Notes with an aggregate face value of $15,275,000 and 56,173,248 shares of common stock issuable upon the exercise of warrants issued to the selling stockholders in connection with a private placement offering completed in May 2011. The Series A-1 Convertible Preferred Stock, Convertible Promissory Notes and warrants were sold for an aggregate purchase price of $30,550,000.

As of the date of this prospectus supplement, none of the securities have been converted into shares of our common stock 2,937,499.97 shares of Series A-1 Convertible Preferred Stock, Convertible Promissory Notes with an aggregate face value of $15,275,000 and 56,173,248 warrants, each convertible into one share of common stock at an exercise price of $0.62 remain outstanding.

For a more detailed description of the Company’s common and preferred stock, see the section entitled “Description of Securities” beginning on page 65 of the Prospectus.

We have incorporated by reference into this prospectus supplement the Annual Report on Form 10-K of WaferGen Bio-systems, Inc. for the fiscal year ended December 31, 2012 (the “2012 Annual Report”) and our current reports on Form 8-K that have been filed with the SEC since December 31, 2012 (other than any portions thereof deemed furnished and not filed). This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will not receive any proceeds from the sale of common stock by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board under the symbol “WGBS.” The last reported sale price of our common stock on April 2, 2013 was $0.06 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus and on page 9 of the 2012 Annual Report for more information.

You should rely only on the information contained in the Prospectus, this prospectus supplement or any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is [•], 2013.

Experts

SingerLewak LLP, an independent registered public accounting firm, have audited our financial statements as of and for the years ended December 31, 2012 and 2011, incorporated in this prospectus supplement and elsewhere in the registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. These financial statements are incorporated by reference in reliance on SingerLewak LLP’s report, given upon their authority as experts in accounting and auditing.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus supplement incorporates by reference the document listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 22, 2013; and

•	Our Current Report on Form 8-K filed with the SEC on January 14, 2013 (other than any portions thereof deemed furnished and not filed).

You may request a copy of this filing, at no cost, by writing or calling us at the following:

WaferGen Bio-systems, Inc.
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450

Copies of documents incorporated by reference may also be found on our website at www.wafergen.com.

WAFERGEN BIO-SYSTEMS, INC.

Prospectus Supplement No. 1
(to Prospectus dated May 11, 2012)

Up to 112,346,479 Shares of Common Stock

[•], 2013

Part II Information Not Required in the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth expenses (estimated except for the registration fee) in connection with the offering described in the registration statement:

EXPENSE	AMOUNT

Registration Fees	$7,696
Legal Fees	110,000
Accounting Fees	70,000
Miscellaneous Fees and Expenses	8,000

Total	$195,696

Item 14.  Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

We have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers of regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities

(other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

Malaysian Financings

On April 3, 2009, WaferGen Bio-systems, Inc. (“WBSI”) and our Malaysian subsidiary, WaferGen Biosystems (M) Sdn. Bhd. (“WGBM”) entered into a subscription agreement with two investors pursuant to which WGBM agreed to sell 666,666 shares of Series B Redeemable Convertible Preference Shares (“Series B RCPS”) to these investors in a private placement at a price of US$2.25 per share. On July 1, 2009, WBSI and WGBM entered into a subscription agreement with another investor pursuant to which WGBM agreed to sell 188,057 shares of Series B RCPS to another investor under substantially the same terms. The aggregate purchase price for the Series B RCPS is US$1.9 million, all of which was received between June 8, 2009 and May 13, 2010.

The Series B RCPS (the “RCPS”) have a liquidation preference over WGBM’s ordinary shares in an amount equal to the purchase price of the RCPS, plus any accrued but unpaid dividends. WGBM is not obligated to declare or pay dividends on the RCPS. Holders of the RCPS generally will not have voting rights, except as required under Malaysian law. WGBM will be required to obtain the consent of the holders of at least a majority of the outstanding RCPS prior to taking certain actions. Each RCPS will be convertible into ordinary shares of WGBM at the option of the holder at any time based on the applicable conversion rate at such time.

The holders of the RCPS have the right, at any time after December 31, 2011, to cause WGBM to redeem the RCPS at a price equal to the purchase price of the RCPS, plus a redemption premium of 20% per annum, from funds legally available for distribution. The holders of the RCPS also have certain put rights with respect to their shares as follows: (1) the holders will have the right to cause WBSI to exchange their RCPS for common stock of WBSI at an effective exchange rate of US$2.25 per share of WBSI common stock, provided that if during the 10-day trading period immediately prior to the holder’s conversion notice the average closing price of WBSI’s common stock is less than US$2.647, then the holder’s Series B RCPS shall convert at an exchange rate equal to 85% of such 10-day average closing price; (2) the holders had the right to cause WBSI to purchase all of the RCPS at a price of US$2.25 per share, plus interest at a rate of 8% per annum with yearly rests, if (x) there was a breach of the subscription agreement by WBSI or WGBM or (y) during the year 2011, the price of WBSI’s stock was below US$2.25 or the holder was unable to exercise its put as described in clause (1) above as a result of any breach or default of the subscription agreement by WBSI.

On March 10, 2011, WGBM received $5,000,000, less issuance costs totaling $6,272, in exchange for the issuance of 3,233,734 Series C Convertible Preference Shares (“CPS”) to MTDC, in a private placement at the U.S. dollar equivalent of $1.5462 per share, representing the first subscription under a Share Subscription Agreement dated December 14, 2010, (“SSA”) to sell 3,233,734 Series C CPS at an initial closing and, should MTDC so elect within 36 months of the initial closing, to sell 1,077,911 shares of Series C CPS at a subsequent closing at the U.S. dollar equivalent of US$2.3193 per share. Each Series C CPS will convert into one share of WBSI’s common stock on the anniversary of each closing, or at any earlier date MTDC’s option. MTDC may also elect to convert their Series C CPS into ordinary shares of our subsidiary, WGBM, at any time, at a conversion rate of one ordinary share per 100 CPS.

The proceeds from the private placements have been or will be used to support the high-volume manufacturing of our SmartChip System.

May 2011 Private Placement

On May 27, 2011, we sold 2,937,499.97 shares of Series A-1 Convertible Preferred Stock, Convertible Promissory Notes in the principal amount of $15,275,000 convertible at $0.57 per share and warrants to purchase an aggregate of up to 56,173,248 shares of common stock in a private placement for an aggregate purchase price of $30,550,000. Subject to certain ownership limitations, the warrants were exercisable immediately at an exercise price of $0.62 per share. The warrants expire on May 27, 2016, five years after the issuance date, and under certain circumstances are exercisable using cashless exercise. Under registration rights agreements entered in connection with the sale of the units, the purchasers are entitled “piggyback” registration rights.

The purchasers included The Shivji Family Trust (an affiliate of Alnoor Shivji, our Chairman and, at the time of the purchase, also our President and Chief Executive Officer), Joel Kanter, a member of our board of directors, The Kanter Family Foundation (“The Kanter Foundation”, which is an affiliate of Joel Kanter) and Robert Coradini, a member of our board of directors. The Shivji Family Trust purchased 38,461.54 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $200,000 and warrants to purchase an aggregate of up to 735,493 shares of common stock for an aggregate purchase price of $400,000. Joel Kanter purchased 9,615.38 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $50,000 and warrants to purchase an aggregate of up to 183,873 shares of common stock for an aggregate purchase price of $100,000. The Kanter Foundation purchased 4,807.69 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $25,000 and warrants to purchase an aggregate of up to 91,937 shares of common stock for an aggregate purchase price of $50,000. Robert Coradini purchased 24,037.46 shares of Series A-1 Convertible Preferred Stock, a Convertible Promissory Note in the principal amount of $125,000 and warrants to purchase an aggregate of up to 459,683 shares of common stock for an aggregate purchase price of $250,000. The Shivji Family Trust, Joel Kanter, The Kanter Foundation and Robert Coradini each participated in the May 2011 Private Placement on substantially the same terms as the other purchasers.

Net proceeds received from the May 2011 Private Placement will be used for expanding the commercialization capabilities of the company to market the SmartChip Real-Time PCR system and related products, and for working capital and general corporate purposes.

The Malaysian Financings made solely in “offshore transactions,” as defined in Regulation S under the Securities Act. The December 2009 Private Placement and the May 2011 Private Placement were made solely to “accredited investors,” as defined in Regulation D under the Securities Act, or “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act. The securities sold in the Malaysian Financings, the December 2009 Private Placement and the May 2011 Private Placement were not, prior to their issuance, registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Regulation S under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 16.  Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 4, 2013.

WAFERGEN BIO-SYSTEMS, INC.
By:	/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alnoor Shivji, Ivan Trifunovich and John Harland as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ IVAN TRIFUNOVICH	Chief Executive Officer and President	April 4, 2013
Ivan Trifunovich	(Principal Executive Officer)

/s/ JOHN HARLAND	Chief Financial Officer and Vice President of Finance	April 4, 2013
John Harland	(Principal Financial Officer and Principal Accounting Officer)

/s/ ALNOOR SHIVJI	Chairman of the Board	April 4, 2013
Alnoor Shivji

/s/ ROBERT CORADINI	Director	April 4, 2013
Robert Coradini

/s/ SCOTT DAVIDSON	Director	April 4, 2013
Scott Davidson

/s/ DR. R. DEAN HAUTAMAKI	Director	April 4, 2013
Dr. R. Dean Hautamaki

/s/ MAKOTO KANESHIRO	Director	April 4, 2013
Makoto Kaneshiro

/s/ JOEL KANTER	Director	April 4, 2013
Joel Kanter

/s/ JOSEPH PESCE	Director	April 4, 2013
Joseph Pesce

/s/ DR. TIMOTHY TRICHE	Director	April 4, 2013
Dr. Timothy Triche

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

3.1	Amended and Restated Articles of Incorporation of WaferGen Bio-systems, Inc., dated January 31, 2007		8-K		3.1	2/1/2007

3.2	Bylaws of WaferGen Bio-systems, Inc.		SB-2		3.2	8/9/2006

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 and Series A-2 Convertible Preferred Stock		8-K		3.1	6/1/2011

3.4	First Amendment to Bylaws of WaferGen Bio-systems, Inc.		8-K		3.2	6/1/2011

3.5	Second Amendment to Bylaws of WaferGen Bio-systems, Inc.		8-K		3.2	10/19/2011

4.1	Form of Common Stock Purchase Warrant issued to investors identified in the Securities Purchase Agreement dated May 19, 2008		8-K		10.2	5/21/2008

4.2	Form of Warrants to purchase shares of Common Stock of the Company, issued June 16, 2009, to investors in the Company’s 2009 private placement offering of units of securities		10-Q	6/30/2009	10.6	8/10/2009

4.3	Form of Warrant to purchase shares of Common Stock of the Company, issued to Spencer Trask Ventures, Inc. and certain related parties in connection with the Company’s 2009 private placement offering of units of securities		10-Q	6/30/2009	10.8	8/10/2009

4.4	Form of Warrants to purchase shares of Common Stock of the Company, issued December 23, 2009, to investors in the Company’s December 2009 and January 2010 private placement offering of units of securities		S-1		10.59	3/2/2010

4.5	Form of Warrants to purchase shares of Common Stock of the Company, issued July 7, 2010, to investors in the Company’s July 2010 offering of units of securities		8-K		4.1	7/8/2010

4.6	Form of Warrant to purchase shares of Common Stock of the Company, issued July 7, 2010, to placement agents and certain related parties in connection with the Company’s July 2010 offering of units of securities		10-Q	6/30/2010	10.3	8/16/2010

4.7	Warrant to purchase shares of Common Stock of the Company, issued December 7, 2010, to Oxford Finance Corporation		8-K		10.2	12/13/2010

4.8	Form of Warrants to purchase shares of Common Stock of the Company, issued May 27, 2011, to investors in the Company’s May 2011 private placement offering		8-K		10.4	6/1/2011

5.1	Opinion of McDonald Carano Wilson LLP		S-1/A		5.1	10/28/2011

10.1 †	WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan		8-K		10.1	7/3/2008

10.2 †	Form of Non-Qualified Stock Option award under 2008 Stock Incentive Plan		10-K	12/31/2008	10.35	3/27/2009

10.3	Share Subscription Agreement and Shareholders’ Agreement dated May 8, 2008, by and among WaferGen Bio-systems, Inc., Malaysian Technology Development Corporation Sdn. Bhd. and WaferGen Biosystems (M) Sdn. Bhd.		10-Q	9/30/2008	10.1	11/14/2008

10.4	Put Agreement dated May 28, 2008, by and among WaferGen Bio-systems, Inc. and Holders of the Series A Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd.		10-Q	9/30/2008	10.2	11/14/2008

10.5	Share Subscription Agreement dated April 3, 2009, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Prima Mahawangsa Sdn. Bhd. and Expedient Equity Ventures Sdn. Bhd.		8-K		10.1	4/14/2009

10.6	Put Agreement dated April 3, 2009, by and among WaferGen Bio-systems, Inc. and Holders of Series B Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd.		8-K		10.2	4/14/2009

10.7	Deed of Adherence to the Share Subscription and Shareholders’ Agreement dated May 8, 2008, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Prima Mahawangsa Sdn. Bhd., Expedient Equity Ventures Sdn. Bhd. and Malaysian Technology Development Corporation Sdn. Bhd.		10-Q	3/31/2009	10.4	5/12/2009

10.8	Registration Rights Agreement, dated June 16, 2009, between WaferGen Bio-systems, Inc., and the investors party thereto in connection with the Company’s 2009 private placement offering of units of securities		10-Q	6/30/2009	10.7	8/10/2009

10.9	Share Subscription Agreement dated July 1, 2009, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd. and Kumpalan Modal Perdana Sdn. Bhd.		10-Q	9/30/2009	10.1	11/13/2009

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.10	Put Agreement dated July 1, 2009, by and among WaferGen Bio-systems, Inc. and Holders of Series B Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd.		10-Q	9/30/2009	10.2	11/13/2009

10.11	Deed of Adherence dated July 1, 2009, to the Share Subscription and Shareholders’ Agreement dated May 8, 2008, and the Share Subscription Agreement dated April 3, 2009, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Prima Mahawangsa Sdn. Bhd., Expedient Equity Ventures Sdn. Bhd., Malaysian Technology Development Corporation Sdn. Bhd. and Kumpalan Modal Perdana Sdn. Bhd.		10-Q	9/30/2009	10.4	11/13/2009

10.12	Lease Agreement by and between Wafergen, Inc. and LBA Realty Fund III-Company VII, LLC dated October 22, 2009		10-Q	9/30/2009	10.6	11/13/2009

10.13	Registration Rights Agreement, dated December 23, 2009, between WaferGen Bio-systems, Inc., and the investors party thereto in connection with the Company’s December 2009 and January 2010 private placement offering of units of securities		S-1		10.60	3/2/2010

10.14	Loan and Security Agreement, dated December 7, 2010, between Oxford Finance Corporation, Wafergen Inc. and WaferGen Bio-systems, Inc.		8-K		10.1	12/13/2010

10.15	Share Subscription Agreement dated December 14, 2010, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd. and Malaysian Technology Development Corporation Sdn. Bhd.		8-K		10.1	12/15/2010

10.16	Put Agreement dated December 14, 2010, by and among WaferGen Bio-systems, Inc. and Malaysian Technology Development Corporation Sdn. Bhd.		8-K		10.2	12/15/2010

10.17	Amended and Restated Shareholders’ Agreement dated December 14, 2010, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn. Bhd., Malaysian Technology Development Corporation Sdn. Bhd. and Prima Mahawangsa Sdn. Bhd.		8-K		10.3	12/15/2010

10.18	Purchase Agreement, dated as of May 25, 2011, by and among WaferGen Bio-systems, Inc. and the investors signatory thereto		8-K		10.1	6/1/2011

10.19	Registration Rights Agreement, dated as of May 27, 2011, by and among WaferGen Bio-systems, Inc. and the purchasers signatory thereto		8-K		10.2	6/1/2011

10.20	Form of Convertible Promissory Notes, issued May 27, 2011, to investors in the Company’s May 2011 private placement offering		8-K		10.3	6/1/2011

10.21	Letter Agreement, dated as of May 27, 2011, by and among WaferGen Bio-systems, Inc. and the investors signatory thereto		10-Q	6/30/2011	10.1	9/12/2011

10.22	Omnibus Amendment No. 1 to Convertible Promissory Notes, dated as of September 30, 2011, by and among WaferGen Bio-systems, Inc. and the investors signatory thereto		8-K		10.1	10/6/2011

10.23	Termination Letter, dated as of September 30, 2011, by and among WaferGen Bio-systems, Inc. and the parties signatory thereto		8-K		10.3	10/6/2011

10. 24 †	Employment Separation Agreement, dated October 19, 2011 by and among Alnoor Shivji and WaferGen Bio-systems, Inc.		10-Q	9/30/2011	10.7	11/21/2011

10.25	Letter Agreement Regarding Extension of Time to Exercise Put Option and Related Matters, entered into on December 9, 2011, by and among WaferGen Bio-systems, Inc., WaferGen Biosystems (M) Sdn Bhd and Malaysian Technology Development Corporation Sdn Bhd.		8-K		10.1	12/15/2011

10.26	Letter Agreement, dated as of January 12, 2012, by and among WaferGen Bio-systems, Inc. and the parties signatory thereto		8-K		10.1	1/13/2012

10.27 †	WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan, as amended		8-K		10.1	1/5/2012

10.28 †	Executive Employment Agreement, dated as of March 8, 2012, by and between Ivan Trifunovich and WaferGen Bio-systems, Inc.		8-K		10.1	3/9/2012

10.29 †	Employment Separation Agreement, dated March 26, 2012, by and between Mona Chadha and WaferGen Bio-systems, Inc.		10-Q	6/30/2012	10.1	8/10/2012

10.30 †	Employment Separation Agreement, dated March 26, 2012, by and between Donald Huffman and WaferGen Bio-systems, Inc.		10-Q	6/30/2012	10.2	8/10/2012

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.31	Amendment dated as of June 26, 2012, to Lease Agreement by and between WaferGen, Inc. and LBA Realty Fund III-Company VII, LLC dated October 22, 2009		10-Q	9/30/2012	10.1	11/9/2012

10.32 †	Severance Benefits Agreement, dated January 10, 2013, by and between John Harland and WaferGen Bio-systems, Inc.		8-K		10.1	1/14/2013

21.1	Subsidiaries of the Registrant		10-K	12/31/2012	21.1	3/22/2013

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Letter of Consent from McDonald Carano Wilson LLP (included in Exhibit 5.1)		S-1/A		5.1	10/28/2011

24.1	Power of Attorney (included on signature page hereto)	X

†	Indicates a management contract or compensatory plan or arrangement.